Exhibit 99.1

Surrozen Reports Third Quarter 2025 Financial Results and Provides Business Update

SOUTH SAN FRANCISCO, Calif., November 7, 2025 (GLOBE NEWSWIRE) -- Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a biotechnology company pioneering targeted therapeutics that selectively modulate the Wnt pathway for tissue repair and regeneration, with a focus on severe eye diseases, today announced financial results for the third quarter ended September 30, 2025, and provided a business update.

Business Highlights

Surrozen remains focused on its ophthalmology pipeline, leveraging its Wnt biology expertise and antibody technologies to develop novel treatments for severe eye diseases.

Key Third Quarter Events and Planned Fourth Quarter Scientific Meetings in 2025

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Ophthalmology Pipeline:
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The Company continues to progress its lead candidates, SZN-8141 and SZN-8143 in retinal diseases and remains on track to submit an Investigational New Drug (IND) application for SZN-8141 in 2026
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Scientific Presentations Highlighting Next Generation Surrozen Wnt Therapeutics for Retinal Diseases
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The Company’s Vice President of Clinical Development, Daniel Chao, M.D., Ph.D. presented an overview of Next Generation Wnt Therapeutics in Retinal Diseases at Eyecelerator (American Academy of Ophthalmology) Meeting on October 16, 2025
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The Company is scheduled to present an overview of Next Generation Wnt Therapeutics in Retinal Diseases at the Ophthalmology Innovation Source (OIS) conference on November 22, 2025

Key Leadership Roles Strengthened to Support the Next Phase of Surrozen’s Growth, Expand Strategic Capabilities, and Bolster Surrozen’s Long-Term Success

Chief Financial Officer:

Andrew Maleki has joined the Surrozen management team as Chief Financial Officer (CFO). Mr. Maleki brings more than a decade of experience in the biotech industry spanning corporate strategy, business development and operational leadership, including playing a key role in raising over $500 million in capital. Most recently, he led corporate development and program leadership at Lassen Therapeutics, where he helped shape portfolio strategy and business development efforts. Prior to Lassen Therapeutics, Mr. Maleki held positions of increasing responsibility at Jazz Pharmaceuticals, where he led collaborations, licensing deals, and acquisitions across various therapeutic areas. Earlier in his career, he worked at PureTech Health and ClearView Healthcare Partners, where he developed a strong track record of guiding growth-stage biotechnology companies through critical inflection points.

Mr. Maleki holds a B.A. in Biology and Economics with distinction from Yale University and an M.B.A. from Harvard Business School.

Chief Operating Officer:

Charles Williams, who has served in the dual role of Chief Operating Officer (COO) and CFO, will continue solely as COO. In this dedicated capacity, Mr. Williams will intensify his focus on strategic initiatives, corporate development and enterprise execution, working closely with the executive team to advance Surrozen’s corporate objectives and development programs.

“We continue to make significant progress with our ophthalmology pipeline and to further strengthen the depth and breadth of our management team to drive enterprise-wide execution focused on long-term growth and success” said Craig Parker, President and Chief Executive Officer of Surrozen. “With the addition of Andrew Maleki to our strong leadership team, we are well positioned to advance our novel therapeutics toward clinical development while expanding our strategic capabilities and execution.”

Third Quarter 2025 Financial Highlights

- Cash Position: Cash and cash equivalents were $81.3 million as of September 30, 2025, compared to $90.4 million as of June 30, 2025.

- Revenue:

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Collaboration and License Revenue: Collaboration and license revenue was zero for the quarter, compared to $10.0 million for the same period in 2024, attributable to the recognition of a milestone achieved under a collaboration and license agreement with Boehringer Ingelheim International GmbH in September 2024.
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Research Service Revenue – Related Party: Research service revenue from a related party was $1.0 million for the quarter, compared to zero for the same period in 2024, driven by the collaboration with TCGFB, Inc. for TGF-β antibodies.

- Operating Expenses:

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Research and Development Expenses: R&D expenses were $7.8 million for the quarter, compared to $5.2 million for the same period in 2024, reflecting a $2.7 million increased in manufacturing costs, lab expenses and consulting fees for our ophthalmology programs, and a $0.6 million increase in employee-related expenses, offset by a $0.8 million decrease in clinical expenses as a result of the discontinuation of clinical development of SZN-043.
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General and Administrative Expenses: G&A expenses were $4.1 million for the quarter, compared to $3.6 million for the same period in 2024, due to the increase in professional service fees.

- Other Income and Expenses:

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Interest Income: Interest income was $1.0 million for the quarter, compared to $0.4 million for the same period in 2024, as a result of an increase in cash and cash equivalents.
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Loss on Change in Fair Value of Tranche Liability: Loss on change in fair value of tranche liability was $40.7 million, compared to zero for the same period in 2024, driven by the non-cash change in fair value of tranche liability.
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Other Expense, Net: Other expense, net was $20.9 million, compared to $3.1 million for the same period in 2024, primarily driven by the non-cash change in fair value of warrant liabilities.

- Net Loss: Net loss was $71.6 million, or ($8.36) per share for the quarter, compared to a net loss of $1.4 million, or ($0.44) per share, for the same period in 2024.

Surrozen’s Ophthalmology Portfolio

About SZN-8141 for retinal diseases
SZN-8141 combines Frizzled 4 (Fzd4) agonism and Vascular Endothelial Growth Factor (VEGF) antagonism, which has the potential to provide benefits over treatment with single agents for Diabetic Macular Edema (DME) and neovascular Age-Related Macular Degeneration (wet AMD). The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF monotherapies. In addition, Fzd4 monotherapy has demonstrated proof of concept in DME in clinical trials. We believe SZN-8141 has the potential to treat multiple retinal vascular diseases and be differentiated from existing therapies. Data generated in preclinical models of retinal vascular diseases demonstrated that SZN-8141 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About SZN-8143 for retinal diseases
SZN-8143 combines Fzd4 agonism, VEGF antagonism, and interleukin-6 (IL-6) antagonism which may have benefits over single agents for treatment of DME/wet AMD/uveitic macular edema (UME). The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF monotherapies. In addition, Fzd4 monotherapy has demonstrated proof of concept in clinical trials for retinal disease. We believe SZN-8143 has the potential to treat multiple retinal vascular diseases and be differentiated from existing therapies. Data generated in preclinical models of retinal vascular diseases demonstrated that SZN-8143 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About SZN-413 for Retinal Diseases and Corporate Partnership with Boehringer Ingelheim
SZN-413 is a bi-specific antibody targeting Fzd4-mediated Wnt signaling designed using Surrozen’s SWAP™ technology. It is currently being developed for the treatment of retinal diseases through a strategic partnership (and agreement) with Boehringer Ingelheim (BI). Data generated by Surrozen with SZN-413 in preclinical models of retinopathy demonstrated that SZN-413 could potently stimulate Wnt signaling in the eye, induce normal retinal vessel regrowth, suppress pathological vessel growth and reduce vascular leakage. This novel approach could thus potentially allow for regeneration of healthy eye tissue, not only halting retinopathy, but possibly allowing for a full reversal of the patient’s disease.

Under the terms of the agreement, Boehringer Ingelheim received an exclusive, worldwide license to develop SZN-413 and other Fzd4-specific Wnt-modulating molecules for all purposes, including as a treatment for retinal diseases, in exchange for an upfront payment to Surrozen of $12.5 million and up to $586.5 million in success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales.

About Surrozen

Surrozen is a biotechnology company, pioneering a new class of Wnt-based therapeutics designed to repair and restore tissue function, focused in ophthalmology. Built on deep scientific expertise and a proprietary antibody-engineering platform, Surrozen develops multifunctional biologics that selectively activate Wnt signaling — alone or in combination with other key disease pathways — to address serious ophthalmic diseases with high unmet medical need. Our approach aims to deliver best-in-class, durable therapies that have the potential to transform patient outcomes and create significant long-term value. For more information, visit www.surrozen.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates (including anticipated clinical development plans and timelines, the availability of data, the potential for such product candidates to be used to treat human disease or address unmet needs in serious eye diseases, as well as the potential benefits and potential differentiation from existing therapies of such product candidates); Surrozen’s intention to submit an IND application for SZN-8141 in 2026; and expectations regarding Surrozen’s partnership with Boehringer Ingelheim, including the potential for future success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to its product candidates and potential future drug candidates; the Company’s ability to fund its preclinical and clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for its product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December 31, 2024 filed, and Surrozen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 to be filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor/Media Contact:
Email: Investorinfo@surrozen.com

SURROZEN, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Collaboration and license revenue	$—	$10,000	$—	$10,000
Research service revenue – related party	983	—	2,949	—
Total revenue	983	10,000	2,949	10,000

Operating expenses:
Research and development	7,774	5,200	20,374	15,782
General and administrative	4,094	3,568	12,028	11,165
Total operating expenses	11,868	8,768	32,402	26,947
(Loss) income from operations	(10,885)	1,232	(29,453)	(16,947)
Interest income	911	431	2,232	1,306
Loss on issuance of common stock, pre-funded warrants and warrants in the 2024 PIPE	—	—	—	(20,397)
Loss on amendment and cancellation of warrants	—	—	(2,073)	—
Loss on execution of the 2025 PIPE	—	—	(71,084)	—
Loss (gain) on change in fair value of tranche liability	(40,748)	—	7,112	—
Gain on settlement of tranche liability	—	—	1,117	—
Other (expense) income, net	(20,921)	(3,097)	33,282	513
Net loss	$(71,643)	$(1,434)	$(58,867)	$(35,525)

Net loss attributable to common stockholders, basic and diluted	$(71,643)	$(1,434)	$(58,867)	$(35,525)

Net loss per share attributable to common stockholders, basic and diluted	$(8.36)	$(0.44)	$(8.49)	$(12.57)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,571	3,228	6,931	2,826

SURROZEN, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2025	2024(1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$81,335	$34,565
Accounts receivable	2,317	2,039
Accounts receivable – related party	251	502
Prepaid expenses and other current assets	1,957	1,826
Total current assets	85,860	38,932

Property and equipment, net	139	562
Operating lease right-of-use assets	6,450	7,801
Restricted cash	688	688
Warrant asset	845	153
Other assets	64	331
Total assets	$94,046	$48,467

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$538	$306
Accrued and other liabilities	4,746	5,180
Lease liabilities, current portion	1,244	1,829
Total current liabilities	6,528	7,315

Lease liabilities, noncurrent portion	5,838	6,640
Warrant liabilities	53,544	55,892
Tranche liability	51,651	—
Total liabilities	117,561	69,847

Stockholders’ deficit:
Preferred stock	—	—
Common stock	1	—
Additional paid-in-capital	320,610	263,879
Accumulated deficit	(344,126)	(285,259)
Total stockholders’ deficit	(23,515)	(21,380)
Total liabilities and stockholders’ deficit	$94,046	$48,467

(1) Derived from the audited consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.